UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2011

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2011, the Compensation and Governance Committee (the “Compensation Committee”) of the Board of Directors of Express, Inc. (the “Corporation”) approved changes to the compensation arrangements of Fran Horowitz-Bonadies, Executive Vice President - Women's Merchandising and Design, David G. Kornberg, Executive Vice President - Men's Merchandising and Design, and John J. (“Jack”) Rafferty, Executive Vice President - Planning and Allocation. The changes are as follows:

Base Salary Increases

Named Executive Officer	Current Salary	Salary (effective June 26, 2011)
Fran Horowitz-Bonadies	$550,000	$650,000
David G. Kornberg	$525,000	$550,000
John J. (“Jack”) Rafferty	$480,000	$525,000

Seasonal Performance-Based Cash Incentive Plan Target Percentage Increases

Named Executive Officer	Current Incentive Compensation Target as a Percentage of Base Salary	New Incentive Compensation Target as a Percentage of Base Salary (effective for Fall 2011 season)
Fran Horowitz-Bonadies	60%	70%
David G. Kornberg	60%	70%
John J. (“Jack”) Rafferty	60%	65%

For a description of the Corporation's seasonal performance-based cash incentive plan, see the Corporation's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2011.

Special Cash Bonus Award

Named Executive Officer	Special Cash Bonus Award (payable in July 2011)
Fran Horowitz-Bonadies	$100,000
David G. Kornberg	$100,000
John J. (“Jack”) Rafferty	$50,000

Equity Compensation Grant

Fran Horowitz-Bonadies received a grant of 23,798 restricted stock units on June 23, 2011. One-half of the restricted stock units will vest on June 23, 2013 and the remaining restricted stock units will vest on June 23, 2015. The restricted stock units were granted pursuant to the Corporation's 2010 Incentive Compensation Plan and form of restricted stock unit grant agreement, each of which has been filed with the Securities and Exchange Commission as an exhibit to the Corporation's registration statement on Form S-1, as amended (File No. 333-164906).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: June 27, 2011	By	/s/ Matthew C. Moellering
Matthew C. Moellering
Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary